UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2024, the Company entered into an Amendment No. 1 (the “Day One Amendment”) to the License Agreement for RAF, dated as of December 16, 2019, by and between the Company and Day One Biopharmaceuticals, Inc., successor in interest to DOT Therapeutcs-1, Inc., to monetize a pre-commercialization, event-based milestone for $5.0 million to be received in March 2024, thereby reducing the milestone percentage under the agreement.

On March 4, 2024, in connection with the entry into the Day One Amendment, the Company entered into an Amendment No. 1 (the “XOMA Amendment”) to the Royalty Purchase Agreement, dated as March 22, 2021, by and between the Company and XOMA (US) LLC, modifying the economic value-share under the Royalty Purchase Agreement, by which the Company has retained the right, under certain circumstances, to participate in a pre-commercialization, event-based milestone up to $5.0 million.

On March 1, 2024, the Company entered into a Second Amendment (the “Second Amendment”) to the Loan and Security Agreement by and among the Company and Silicon Valley Bank, now a division of First-Citizens Bank and Trust Company, and Oxford Finance LLC, dated November 4, 2021, as previously amended, providing for a modification of the loan amortization period and a pro rata reduction in the prospective debt amortization schedule, in exchange for a partial prepayment of the term loan. Pursuant to the terms of the Second Amendment, the Company has agreed to remit a prepayment of $5.0 million toward the outstanding principal, plus a pro rata portion of the final payment, by March 15, 2024. Under the terms of the Second Amendment, principal amortization will be deferred between March 2024 and June 2024, and during such time we will be required to make payments of interest-only. Principal amortization payments will recommence in July 2024, followed by 29 equal monthly payments of principal plus accrued interest through maturity. There were no changes to the maturity date of the term loan.

The foregoing descriptions of the Day One Amendment, the XOMA Amendment and the Second Amendment are not complete and each is qualified in its entirety by reference to the full text of such amendments, copies of each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.02 Results of Operations and Financial Condition.

On March 7, 2024, Viracta Therapeutics, Inc. issued a press release announcing its financial results for the quarter ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and the press release attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viracta Therapeutics, Inc

Date:	March 7, 2024	By:	/s/ Daniel Chevallard
Daniel Chevallard Chief Operating Officer and Chief Financial Officer